Exhibit 1.1

ARTICLES OF INCORPORATION OF SUMITOMO MITSUI TRUST HOLDINGS, INC.

(TRANSLATION)

ARTICLES OF INCORPORATION

SUMITOMO MITSUI TRUST HOLDINGS, INC.

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(TRANSLATION)

ARTICLES OF INCORPORATION

CHAPTER I. GENERAL PROVISIONS

Article 1. (Trade Name)

The name of the Company shall be MITSUI SUMITOMO TRUST HOLDINGS KABUSHIKI KAISHA, which shall be written as Sumitomo Mitsui Trust Holdings, Inc., in English.

Article 2. (Purposes)

The purposes of the Company shall be to engage in the following businesses as a bank holding company:

1    Management of banks, trust banks, specialized securities companies, insurance companies and other companies that are permitted to become, or to be established as, subsidiaries under the Banking Act; and

2    Any business incidental to the business mentioned in the preceding Item.

Article 3. (Location of Head Office)

The Company shall have its head office in Chiyoda-ku, Tokyo.

Article 4. (Governing Bodies)

The Company shall have the following governing bodies in addition to general meetings of shareholders and Directors:

1	Board of Directors;

2	Auditors;

3	Board of Auditors; and

4	Accounting Auditor.

Article 5. (Method of Public Notice)

Public notices given by the Company shall be electronic public notices; provided, however, that if the Company is unable to issue an electronic public notice due to an accident or any other unavoidable reason, public notices of the Company shall be made by placing them in the Nihon Keizai Shimbun.

CHAPTER II. SHARES

Article 6. (Total number of Shares Authorized to be Issued)

The total number of shares authorized to be issued by the Company shall be nine billion and one hundred million (9,100,000,000) shares, and the total number of shares of each class authorized to be issued shall be as set forth below; provided, however, that (i) the total number of shares authorized to be issued with respect to the First through Fourth series of Class VII preferred stock (hereinafter collectively referred to as “Class VII preferred stock”) shall not exceed two hundred million (200,000,000) shares in total, (ii) the total number of shares authorized to be issued with respect to the First through Fourth series of Class VIII preferred stock (hereinafter collectively referred to as “Class VIII preferred stock”) shall not exceed one hundred million (100,000,000) shares in total, and (iii) the total number of shares authorized to be issued with respect to the First through Fourth series of Class IX preferred stock (hereinafter collectively referred to as “Class IX preferred stock”) shall not exceed one hundred million (100,000,000) shares in total (hereinafter, Class V preferred stock, Class VI preferred stock, Class VII preferred stock, Class VIII preferred stock and Class IX preferred stock shall collectively be referred to as “Preferred Stock”).

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Common stock:	8,500,000,000 shares
Class V preferred stock:	100,000,000 shares
Class VI preferred stock:	100,000,000 shares
First series of Class VII preferred stock:	200,000,000 shares
Second series of Class VII preferred stock:	200,000,000 shares
Third series of Class VII preferred stock:	200,000,000 shares
Fourth series of Class VII preferred stock:	200,000,000 shares
First series of Class VIII preferred stock:	100,000,000 shares
Second series of Class VIII preferred stock:	100,000,000 shares
Third series of Class VIII preferred stock:	100,000,000 shares
Fourth series of Class VIII preferred stock:	100,000,000 shares
First series of Class IX preferred stock:	100,000,000 shares
Second series of Class IX preferred stock:	100,000,000 shares
Third series of Class IX preferred stock:	100,000,000 shares
Fourth series of Class IX preferred stock:	100,000,000 shares

Article 7. (Number of Shares Constituting One Unit)

The number of shares constituting one unit of shares of the Company shall, with respect to all classes of shares, be one thousand (1,000) shares.

Article 8. (Purchase of Shares Constituting Less Than One Unit)

A shareholder of shares constituting less than one unit may request the Company to sell to the shareholder such number of shares that will, when combined with the shares less than one unit already held by such shareholder, constitute one unit pursuant to the Share Handling Regulations.

Article 9. (Record Date)

In addition to the record dates provided for in these Articles of Incorporation, the Company may, by a resolution of the Board of Directors, fix a record date whenever necessary upon giving prior public notice.

Article 10. (Administrator of Shareholder Registry)

1      The Company shall have an Administrator of Shareholder Registry.

2      The Administrator of Shareholder Registry and its place of share handling business shall be decided by a resolution of the Board of Directors and a public notice thereof shall be given.

3      Preparing, keeping and other administrative matters of, or relating to, the register of shareholders and the register of stock acquisition rights of the Company shall be entrusted to the Administrator of Shareholder Registry, and the Company shall not handle any such matters.

Article 11. (Share Handling Regulations)

Matters pertaining to the handling of shares of the Company and the fees therefor shall be governed by the Share Handling Regulations to be enacted by the Board of Directors, in addition to laws and ordinances or these Articles of Incorporation.

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CHAPTER III. PREFERRED STOCK

Article 12. (Preferred Dividends)

1    In the case of payment of dividends from surplus as provided for in Article 52, Paragraph 1 hereof, the Company shall pay to the holders of shares of preferred stock (hereinafter referred to as the “Preferred Shareholders”) or registered stock pledgees with respect to shares of preferred stock (hereinafter referred to as the “Registered Preferred Stock Pledgees”), in preference to the holders of shares of common stock (hereinafter referred to as the “Common Shareholders”) or registered stock pledgees with respect to shares of common stock (hereinafter referred to as the “Registered Common Stock Pledgees”) cash dividends from surplus in an amount as provided below (hereinafter referred to as the “Preferred Dividends”); provided, however, that if all or part of the Preferred Interim Dividends as provided for in the next Article or all or part of the Extraordinary Preferred Dividends as provided for in Article 14 have been paid at the record date belonging to the fiscal year which includes the dividend record date, the amount so paid shall be subtracted from the Preferred Dividends:

Class V preferred stock:

For each share of Class V preferred stock, the amount obtained by multiplying the subscription price by the dividend rate determined under the method prescribed by a resolution of the Board of Directors prior to the issuance; provided that, the dividend rate shall be a fixed dividend rate, a floating dividend rate or a combination of both. The maximum fixed dividend rate shall be ten percent (10%) per annum and the maximum floating dividend rate per annum shall be the rate obtained by adding five percent (5%) to the interest rate benchmarks generally used for issuance of securities (LIBOR, TIBOR, or Swap Rate, etc.).

Class VI preferred stock:

For each share of Class VI preferred stock, the amount obtained by multiplying the subscription price by the dividend rate determined under the method prescribed by a resolution of the Board of Directors prior to the issuance; provided that, the dividend rate shall be a fixed dividend rate, a floating dividend rate, or a combination of both. The maximum fixed dividend rate shall be ten percent (10%) per annum, and the maximum floating dividend rate per annum shall be the rate obtained by adding five percent (5%) to the interest rate benchmarks generally used for issuance of securities (LIBOR, TIBOR, or Swap Rate, etc.).

First series of Class VII preferred stock:

For each share of the First series of Class VII preferred stock, 42 yen and 30 sen per annum.

Second through Fourth series of Class VII preferred stock:

For each share of the Second through Fourth series of Class VII preferred stock, the amount to be determined by a resolution of the Board of Directors prior to the issuance, up to one hundred and fifty (150) yen per annum.

Each series of Class VIII preferred stock:

For each share of each series of Class VIII preferred stock, the amount to be determined by a resolution of the Board of Directors prior to the issuance, up to one hundred (100) yen per annum.

Each series of Class IX preferred stock:

For each share of each series of Class IX preferred stock, the amount to be determined by a resolution of the Board of Directors prior to the issuance, up to one hundred (100) yen per annum.

2    If the amount of dividends from surplus paid to the Preferred Shareholders or the Registered Preferred Stock Pledgees is less than the amount of the Preferred Dividends in any fiscal year, such deficiency shall not be carried over for accumulation to the subsequent fiscal years.

3    The Company shall not pay dividends in excess of the amount of the Preferred Dividends to the Preferred Shareholders or the Registered Preferred Stock Pledgees.

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Article 13. (Preferred Interim Dividends)

In the case of payment of interim dividends as provided for in Article 53 hereof, the Company shall pay to the Preferred Shareholders or Registered Preferred Stock Pledgees, in preference to the Common Shareholders or Registered Common Stock Pledgees, cash dividends in an amount as provided below (hereinafter referred to as the “Preferred Interim Dividends”); provided, however, that if all or part of the Extraordinary Preferred Dividends provided for in the next Article have been paid prior to the record date for the interim dividend, to the Preferred Shareholders of record as of the record date belonging to the same fiscal year, the amount so paid shall be subtracted from the Preferred Interim Dividends.

Class V preferred stock, Class VI preferred stock, Second through Fourth series of Class VII preferred stock, each series of Class VIII preferred stock, and each series of Class IX preferred stock:

For each share of Class V preferred stock, Class VI preferred stock, the Second through Fourth series of Class VIII preferred stock, each series of Class VIII preferred stock, and each series of Class IX preferred stock, the amount determined under the method prescribed by a resolution of the Board of Directors prior to the issuance, up to one half of the amount of the Preferred Dividends.

First series of Class VII preferred stock:

For each share of the First series of Class VII preferred stock, 21 yen and 15 sen per annum.

Article 14. (Extraordinary Preferred Dividends)

In the case of payments of dividends from surplus as provided for in Article 52, Paragraph 2 hereof, the Company shall pay to the Preferred Shareholders or the Registered Preferred Stock Pledgees, in preference to the Common Shareholders or the Registered Common Stock Pledgees, cash dividends in an amount as provided below (hereinafter referred to as the “Extraordinary Preferred Dividends”); provided, however, that if all or part of the Preferred Interim Dividends or all or part of other Extraordinary Preferred Dividends have been paid prior to the record date for the dividend (hereinafter referred to as the “Record Date for the Extraordinary Dividends”), to the Preferred Shareholders of record as of the record date belonging to the same fiscal year, the amount so paid shall be subtracted from such Extraordinary Preferred Dividends.

Class V preferred stock, Class VI preferred stock, Second through Fourth series of Class VII preferred stock, each series of Class VIII preferred stock, and each series of Class IX preferred stock:

For each share of Class V preferred stock, Class VI preferred stock, the Second through Fourth series of Class VII preferred stock, each series of Class VIII preferred stock, and each series of Class IX preferred stock, the amount determined under the method prescribed by a resolution of the Board of Directors prior to the issuance, up to the amount of the Preferred Dividends.

First series of Class VII preferred stock:

For each share of the First series of Class VII preferred stock, the amount corresponding to the accrued period (which is obtained by multiplying (i) (a) the number of days included in the period commencing on and including the first day of the fiscal year that includes the Record Date for the Extraordinary Preferred Dividends and ending on and including the Record Date for the Extraordinary Preferred Dividends, divided by (b) 365, by (ii) the amount of the Preferred Dividends (calculations for an amount less than one (1) yen shall be made to the third (3rd) decimal place and shall be rounded off to two (2) decimal places)).

Article 15. (Distribution of Residual Assets)

1    In the case of distribution of residual assets, the Company shall pay one thousand (1,000) yen for each share of each class of Preferred Stock to the Preferred Shareholders or Registered Preferred Stock Pledgees, in preference to the Common Shareholders or Registered Common Stock Pledgees;

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2    Other than a distribution provided for in the preceding Paragraph, no liquidation distribution of residual assets shall be made to the Preferred Shareholders or the Registered Preferred Stock Pledgees.

Article 16. (Voting Rights)

Preferred Shareholders shall not be entitled to vote at a general meeting of shareholders; provided, however, that Preferred Shareholders shall have voting rights from (i) the ordinary general meeting of shareholders in case an agendum to the effect that the Preferred Dividends as provided for in Article 12, Paragraph 1 hereof (hereinafter the same shall apply in this Article) shall be paid to the Preferred Shareholders is not submitted to such meeting or (ii) the closing of the ordinary general meeting of shareholders in case such agendum is rejected at such meeting, through the time when the resolution is made to the effect that the Preferred Dividends shall be paid to the Preferred Shareholders.

Article 17. (Consolidation or Splits of Shares; Allotment of Offered Shares, etc.)

1    Unless otherwise provided by laws and ordinances, no consolidation or splits of shares shall be made with respect to shares of preferred stock.

2    The Company shall not give the Preferred Shareholders any rights to receive an allotment of offered shares or stock acquisition rights with respect to offered shares. Furthermore the Company shall not make free distribution of any shares of stock or stock acquisition rights to the Preferred Shareholders.

Article 18. (Right to Request Acquisition in Exchange for Common Stock)

1    Any Preferred Shareholder of any series of Class VIII preferred stock or any series of Class IX preferred stock may request acquisition of such Preferred Stock during the period in which such Preferred Shareholder is entitled to request such acquisition, as determined by a resolution of the Board of Directors adopted prior to the issuance of such Preferred Stock, in exchange for Common Stock of the Company in the number calculated by the formula designated by such resolution of the Board of Directors.

2    In the calculation of the number of shares of common stock provided for in the preceding paragraph, if any number less than one (1) share is yielded, such fraction shall be handled by the method provided for in Article 167, Paragraph 3 of the Companies Act.

Article 19. (Provisions for Acquisition in Exchange for Cash)

1    In respect of Class V preferred stock, Class VI preferred stock, the Second through Fourth series of Class VII preferred stock and each series of Class VIII preferred stock, the Company may, on or after such day as shall be separately determined by the Board of Directors, acquire all or part of such preferred stock in exchange for an amount of cash as deemed appropriate considering the prevailing market conditions and the amount of liquidation distributions of residual assets pertaining to such preferred stock, etc., as determined by a resolution of the Board of Directors by the time of first issuance of the shares of such preferred stock.

2    In respect of the First series of Class VII preferred stock, the Company may, on the day separately provided by the Board of Directors, which is on or after October 1, 2014 (hereinafter referred to as the “Acquisition Date”), acquire all or part of the shares of the Preferred Stock in exchange for cash in the amount obtained by adding one thousand (1,000) yen per share to the amount equivalent to the accrued dividend from surplus (which is obtained by multiplying (i) (a) the number of days included in the period commencing on and including the first day of the fiscal year that includes the Acquisition Date and ending on and including the day immediately preceding the Acquisition Date, divided by (b) 365, by (ii) the amount of the Preferred Dividends (calculations for an amount less than one (1) yen shall be made to the third (3rd) decimal place and shall be rounded off to two (2) decimal places)); provided, however, that, if all or part of the Preferred Interim Dividends or all or part of the Extraordinary Preferred Dividends have been paid during the fiscal year, to holders of the First series of Class VII preferred stock of record as of the record date that is on or prior to the day immediately preceding the Acquisition Date, the amount so paid shall be subtracted from the amount of accrued dividend from surplus.

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3    In the event that a part of the shares of each class of Preferred Stock is acquired in accordance with the preceding two (2) Paragraphs, the shares of Preferred Stock to be acquired shall be decided by lottery or by proportional allotment.

Article 20. (Provisions for Acquisition in Exchange for Common Stock)

1    The Company shall mandatorily acquire any share of any series of Class VIII preferred stock or any series of Class IX preferred stock for which no request for acquisition is made during the period in which the holders of such preferred stock is entitled to request an acquisition, on the day immediately following the last day of such period, in exchange for common stock in the number as is obtained by dividing an amount equivalent to the subscription price per each share of the relevant series of Preferred Stock by the average daily closing price (including closing bids or offered prices (kehai-hyouji)) of common stock of the Company (in regular trading) as reported by the Tokyo Stock Exchange for thirty (30) consecutive trading days (excluding a trading day or days on which no closing price, closing bid or offered price is reported) commencing on the forty-fifth (45th) trading day prior to such date; provided, however, that such calculation shall be made to the second (2nd) decimal place denominated in yen and shall be rounded off to one (1) decimal place. If the relevant average price is less than the amount determined by a resolution of the Board of Directors prior to the issuance of the relevant series of Preferred Stock, the relevant series of Preferred Stock shall be acquired in exchange for common stock in the number as is obtained by dividing an amount equivalent to the subscription price per each share of the relevant series of Preferred Stock by an amount so determined by such resolution of the Board of Directors.

2    In the calculation of the number of common stock provided for in the preceding paragraph, if any number less than one (1) share is yielded, such fraction shall be handled by the method provided for in Article 234 of the Companies Act.

Article 21. (Order of Priority)

      All classes of preferred stock issued by the Company shall rank pari passu with each other with respect to the payment of the Preferred Dividends, the Preferred Interim Dividends, the Extraordinary Preferred Dividends and residual assets.

CHAPTER IV. GENERAL MEETINGS OF SHAREHOLDERS

Article 22. (Convocation)

1    An ordinary general meeting of shareholders shall be convened within three (3) months after the close of each fiscal year and an extraordinary general meeting of shareholders may be convened whenever necessary.

2    An ordinary general meeting of shareholders shall be held in Tokyo’s 23 wards.

Article 23. (Record Date for Exercise of Voting Rights at Ordinary General Meetings of Shareholders)

1    The record date for voting rights exercisable at the ordinary general meeting of shareholders shall be March 31 of each year.

2    With respect to the subject matters of an ordinary general meeting of shareholders, if a resolution of a general meeting of holders of classes of stock consisting of holders of certain classes of stock is required to make such subject matters effective under the provisions of Article 322, Paragraph 1 of the Companies Act, the record date for voting rights exercisable at such general meetings of holders of classes of stock shall be the same as the record date for voting rights exercisable at such ordinary general meeting of shareholders.

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Article 24. (Person Authorized to Convene Meetings and Chairman Thereof)

1    Unless otherwise provided for by laws and ordinances, general meetings of shareholders shall be convened by the President pursuant to a resolution of the Board of Directors. Should the President fail or be unable to act, another Director shall convene general meetings of shareholders in accordance with the order determined in advance by the Board of Directors.

2    General meetings of shareholders shall be presided over by the President. In case the President is unable to act, another Director shall act in his/her place in accordance with the order previously determined by the Board of Directors.

Article 25. (Disclosure by Internet of Reference Documents, etc. for General Meetings of Shareholders and

Deemed Provision)

In connection with convocation of a general meeting of shareholders, the Company may deem that the information relating to the matters to be described or shown in the reference documents for the general meeting of shareholders, the business report, financial statements and the consolidated financial statements, be provided to the shareholders by disclosing such information on the internet as provided in the relevant Ministerial Ordinance of the Ministry of Justice.

Article 26. (Method of Resolutions)

1    Unless otherwise provided for by laws and ordinances or by these Articles of Incorporation, resolutions at general meetings of shareholders shall be adopted by a majority of all the voting rights held by the shareholders present thereat who are entitled to exercise the voting rights.

2    A resolution under Article 309, Paragraph 2 of the Companies Act shall be adopted by two thirds or more of the voting rights held by the shareholders present at a general meeting of shareholders who hold at least one third of the voting rights held by all the shareholders of the Company who are entitled to exercise the voting rights.

Article 27. (Exercise of Voting Rights by Proxy)

1    The voting rights of a shareholder may be exercised by one (1) proxy who is also a shareholder of the Company entitled to exercise voting rights at the relevant general meeting of shareholders.

2    In case of the preceding Paragraph, the shareholder or the proxy shall submit to the Company a document evidencing his/her power of representation at each general meeting of shareholders.

Article 28. (Minutes of General Meetings of Shareholders)

The gist of proceedings and the results of general meetings of shareholders, and other matters stipulated by laws and ordinances shall be written or recorded in the minutes.

Article 29. (Class Shareholders Meetings)

The provisions of Article 22, Paragraph 2, and Articles 24, 25, 26 27 and previous Article shall apply mutatis mutandis to the general meetings of holders of classes of stock.

CHAPTER V. DIRECTORS AND BOARD OF DIRECTORS

Article 30. (Number of Directors)

The Company shall have not more than ten (10) Directors.

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Article 31. (Election or Removal of Directors)

1    Directors shall be elected or removed at a general meeting of shareholders.

2    A resolution for the election of Directors shall be adopted at a general meeting of shareholders by a majority of the voting rights held by the shareholders present at the general meeting of shareholders who hold not less than one third of the voting rights of all the shareholders who are entitled to exercise the voting rights. Such resolution may not be adopted by cumulative voting.

3    A resolution for the removal of Directors shall be adopted at a general meeting of shareholders by a majority of the voting rights held by the shareholders present at the general meeting of shareholders who hold not less than one third of the voting rights of all the shareholders who are entitled to exercise the voting rights.

Article 32. (Term of Office of Directors)

The term of office of a Director shall expire upon conclusion of the ordinary general meeting of shareholders to be held for the last fiscal year ending within one (1) year after the election of the Director.

Article 33. (Representative Director)

The Board of Directors shall, by its resolution, elect several Representative Director(s), from among the Directors.

Article 34. (Chairman of the Board, Deputy Chairman of the Board, President, Deputy President, Senior

Managing Director and Managing Director)

The Board of Directors shall, by its resolution, elect one (1) President from among the Representative Director(s), and, in addition, may elect one (1) Chairman of the Board, one (1) or more Deputy Chairman(s) of the Board, Deputy President(s), Senior Managing Director(s) and Managing Director(s) from among the Directors, in case the need arises.

(1)    The Chairman of the Board shall supervise the Board of Directors.

(2)    The Deputy Chairman of the Board shall assist the Chairman of the Board.

(3)    The President shall execute the business of the Company in accordance with the resolutions of the Board of Directors.

(4)    The Deputy President(s) shall assist the President to execute the business of the Company and shall act in his/her place in accordance with the order previously determined in advance by the Board of Directors, in case the President is unable to act.

(5)    The Senior Managing Director(s) shall assist the President and the Deputy President(s) to execute the business of the Company and shall act in their place in the order previously determined in advance by the Board of Directors, in case all of the President and the Deputy President(s) are unable to act.

(6)    The Managing Director(s) shall assist the President, the Deputy President(s) and the Senior Managing Director(s) to execute the business of the Company and shall act in their place in the order previously determined in advance by the Board of Directors, in case the President, the Deputy President(s) and the Senior Managing Director(s) are all unable to act.

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Article 35. (Convocation of Meetings of the Board of Directors)

1    Meetings of the Board of Directors shall be convened and presided over by the Chairman of the Board.

2    In the event that the Chairman of the Board has not been elected or in case the Chairman of the Board is unable to act, another Directors shall act in his/her place in accordance with the order previously determined in advance by the Board of Directors.

3    Notice of a meeting of the Board of Directors shall be dispatched to each Director and each Auditor not later than three (3) days prior to the date of the meeting; provided, however, that in the case of an emergency, such period of notice may be shortened.

4    Meetings of the Board of Directors may be held without taking the procedures of convocation with the consent of all Directors and Auditors.

Article 36. (Method of Resolutions)

1    Unless otherwise provided for by laws and ordinances, resolutions of the Board of Directors shall be adopted at a meeting of the Board of Directors at which a majority of all of the Directors are present, by a majority of the votes of such Directors present at such meeting.

2    In the event that a Director makes a proposal with respect to a matter to be resolved at a meeting of the Board of Directors and all Directors who are entitled to vote on such proposal agree affirmatively in writing or by electronic means, it shall be deemed that a resolution of a meeting of the Board of Directors has been made to approve such proposal unless any Auditor objects to such proposal.

Article 37. (Minutes of Meetings of the Board of Directors)

The gist of proceedings and the results of meetings of the Board of Directors, and other matters stipulated by laws and ordinances shall be written or recorded in the minutes, and the Directors and Auditors present at the relevant meeting shall affix their names and seals thereon or their electronic signatures thereto.

Article 38. (Regulations of the Board of Directors)

Matters pertaining to the Board of Directors shall be governed by the Regulations of the Board of Directors to be enacted by the Board of Directors, in addition to laws and ordinances and these Articles of Incorporation.

CHAPTER VI. AUDITORS AND BOARD OF AUDITORS

Article 39. (Number of Auditors)

The Company shall have not more than six (6) Auditors.

Article 40. (Election or Removal of Auditors)

1    Auditors shall be elected or removed at a general meeting of shareholders.

2    A resolution for the election of Auditors shall be adopted at a general meeting of shareholders by a majority of the voting rights held by the shareholders present at the general meeting of shareholders who hold not less than one third of voting rights of all the shareholders who are entitled to exercise the voting rights.

3    A resolution for the removal of Auditors shall be adopted at a general meeting of shareholders by two thirds or more of the voting rights held by the shareholders present at the general meeting of shareholders who hold not less than one third of voting rights of all the shareholders who are entitled to exercise the voting rights.

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Article 41. (Term of Office of Auditors)

1    The term of office of an Auditor shall expire upon conclusion of the ordinary general meeting of shareholders to be held for the last fiscal year ending within four (4) years after the election of the Auditor.

2    The term of office of an Auditor elected to fill a vacancy created by the retirement of an Auditor before expiration of his/her term of office shall be the same as the remaining term of office of the retired Auditor.

Article 42. (Full-time Auditors and Standing Auditors)

1    The Board of Auditors shall, by its resolution, elect full-time Auditor(s) from among the Auditors.

2    The Board of Auditors may, by its resolution, elect one (1) or more Standing Auditors.

Article 43. (Convocation of Meetings of the Board of Auditors)

1    Meetings of the Board of Auditors shall be convened by each Auditor.

2    Notice of a meeting of the Board of Auditors shall be dispatched to each Auditor not later than three (3) days prior to the date of the meeting; provided, however, that in the case of an emergency, such period of notice may be shortened.

3    Meetings of the Board of Auditors may be held without taking the procedures of convocation with the consent of all Auditors.

Article 44. (Method of Resolutions)

Unless otherwise provided for by laws and ordinances, resolutions of the Board of Auditors shall be adopted by a majority of the votes of all Auditors.

Article 45. (Minutes of Meetings of the Board of Auditors)

The gist of proceedings and the results of meetings of the Board of Auditors, and other matters stipulated by laws and ordinances shall be written or recorded in the minutes, and the Auditors present at the relevant meeting shall affix their names and seals thereon or their electronic signatures thereto.

Article 46. (Regulations of the Board of Auditors)

Matters pertaining to the Board of Auditors shall be governed by the Regulations of the Board of Auditors to be enacted by the Board of Auditors, in addition to laws and ordinances and these Articles of Incorporation.

Article 47. (Limitation of Liability Agreement with Outside Auditors)

The Company may, pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, execute agreements with Outside Auditors to the effect that, if such Outside Auditors are without knowledge and are not grossly negligent in performing their duties, the liability of the Outside Auditors under Article 423, Paragraph 1 of the said Act shall be limited to the minimum liability amount set forth in Article 425, Paragraph 1 of the said Act.

CHAPTER VII. ACCOUNTING AUDITOR

Article 48. (Election of Accounting Auditor)

The Accounting Auditor shall be elected at a general meeting of shareholders.

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Article 49. (Term of Office of Accounting Auditor)

1    The term of office of the Accounting Auditor shall expire upon conclusion of the ordinary general meeting of shareholders to be held for the last fiscal year ending within one (1) year after the election of the Accounting Auditor.

2    The Accounting Auditor shall be deemed to have been reappointed at the ordinary general meeting of shareholders mentioned in the preceding Paragraph unless otherwise resolved thereat.

CHAPTER VIII. ACCOUNTS

Article 50. (Fiscal Year)

The fiscal year of the Company shall be one (1) year, commencing on April 1 of each year and ending on March 31 of the following year.

Article 51. (Acquisition of Own Shares)

Unless otherwise provided for by laws and ordinances, the Company may determine by a resolution of the Board of Directors to acquire its own shares as provided for in Article 459, Paragraph 1, Item 1 of the Companies Act.

Article 52. (Record Date for Payment of Dividends from Surplus)

1    The record date for dividends from surplus of the Company shall be March 31 of each year.

2    In addition to the preceding Paragraph, the Company may distribute dividends from surplus by designating a record date.

Article 53. (Interim Dividends)

The Company may, by a resolution of the Board of Directors, distribute dividends from surplus under Article 454, Paragraph 5 of the Companies Act (hereinafter referred to as the “Interim Dividends”) to the shareholders or the registered stock pledgees appearing or recorded on the final register of shareholders at the close of September 30 of each year.

Article 54. (Period of Limitations for Dividends)

If any dividends remain unreceived after expiration of five years from the day on which such dividends shall have become due and payable, the Company shall be relieved of its obligation to pay such dividends.

Establishment	:	February 1, 2002
Amendment	:	June 27, 2002
Amendment	:	June 27, 2003
Amendment	:	June 29, 2004
Amendment	:	June 29, 2006
Amendment	:	June 28, 2007
Amendment	:	June 27, 2008
Amendment	:	June 26, 2009
Amendment	:	June 29, 2010
Amendment	:	April 1, 2011

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